As filed with the Securities and Exchange Commission on December 19, 2000
                                                     Registration No. 333-______
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                                  TALK.COM INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                             23-2827736
       (State or other jurisdiction of     (I.R.S.  Employer Identification No.)
       incorporation or organization)

                           12020 SUNRISE VALLEY DRIVE
                             RESTON, VIRGINIA 20191
                                 (702) 391-7500

  (Address and telephone number of registrant's principal executive offices)

                         2000 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                              ALOYSIUS T. LAWN, IV
                          GENERAL COUNSEL AND SECRETARY
                                  TALK.COM INC.
                           12020 SUNRISE VALLEY DRIVE
                             RESTON, VIRGINIA 20191
                                 (702) 391-7500

                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

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                         CALCULATION OF REGISTRATION FEE

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                                                                   PROPOSED MAXIMUM      PROPOSED MAXIMUM
          TITLE OF EACH CLASS                 AMOUNT TO BE        OFFERING PRICE PER    AGGREGATE OFFERING          AMOUNT OF
    OF SECURITIES TO BE REGISTERED           REGISTERED(2)             SHARE(3)                PRICE            REGISTRATION FEE
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Common Stock, par value $.01 per            5,000,000 shares            $1.8125             $9,062,500             $2,392.50
share(1)
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(1)      Includes the associated rights to purchase Series A Junior Participating Preferred Stock. No separate consideration will be received for the rights, which initially will trade together with the Common Stock.

(2)      Pursuant to Rule 416, there are also being  registered such  additional  shares of Common Stock of the registrant as may be issuable in the case of stock splits, stock dividends and similar transactions, as provided in the 2000 Long-Term Incentive
         Plan.

(3)      Estimated solely for purposes of calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule
         457,  on the basis of the average of the high and low sale prices of the shares of Common  Stock of the  registrant  on the
         Nasdaq National Market on December 18, 2000.

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Talk.com Inc. (the "Company" or the "Registrant") with the SEC are hereby incorporated herein by reference:

      o the Company's annual report on Form 10-K for the fiscal year ended December 31, 1999, filed with the SEC on March 23, 2000 (SEC file no. 0-26728);

      o Amendment No. 1 to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1999, filed with the SEC on April 28, 2000 (SEC file no. 0-26728);

      o the Company's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2000, filed with the SEC on May 15, 2000 (SEC file no. 0-26728);

      o the Company's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2000, filed with the SEC on August 14, 2000 (SEC file no. 0-26728);

      o the Company's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2000, filed with the SEC on November 14, 2000 (SEC file no. 0-26728);

      o the Company's current report on Form 8-K, filed with the SEC on April 7, 2000 (SEC file no. 0-26728);

      o the Company's current report on Form 8-K, filed with the SEC on August 3, 2000 (SEC file no. 0-26728);

      o the Company's current report on Form 8-K, filed with the SEC on August 11, 2000 (SEC file no. 0-26728);

      o the Company's current report on Form 8-K, filed with the SEC on September 13, 2000 (SEC file no. 0-26728);

      o the description of the Company's capital stock contained in its registration statement on Form 8-A, dated September 8, 1995; and

      o the description of the Company's preferred stock purchase rights contained in its registration statement on Form 8-A, filed with the SEC on August 27, 1999.

         All documents filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the Company's Common Stock offered hereby has been sold or which withdraws from registration such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES.

Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Aloysius T. Lawn, IV, General Counsel and Secretary, has rendered an opinion to the effect that the shares of common stock subject to this Registration Statement are duly authorized and, as or when issued in accordance with the terms of the plan and/or the agreements, have been or will be legally issued, fully paid and non-assessable. As of December 1, 2000, Mr. Lawn owns 88,650 shares of common stock and options covering 572,500 shares of Common Stock

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

         A Delaware corporation may indemnify any person in connection with any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, except that no indemnification may be made with respect thereto unless, and then only to the extent that, a court of competent jurisdiction determines upon application that the person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         A Delaware corporation must indemnify any present or former director or officer who is successful on the merits or otherwise in defense of any action, suit or proceeding referred to above against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         A Delaware corporation may pay for the expenses (including attorneys' fees) incurred by an officer or director in defending any such action, suit or proceeding in advance of final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

         Article VI of the Bylaws of the Company provides for indemnification of its directors and executive officers to the maximum extent permitted by the DGCL. Additionally, the Company has entered into indemnification agreements with certain of its directors and officers. These agreements provide for indemnification to the fullest extent permitted by law and, in certain respects, may provide greater protection than that specifically provided for by providing indemnification for, among other things, conduct which is adjudged to be fraud, deliberate dishonesty or willful misconduct.

         Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Company's Certificate of Incorporation eliminates the liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL.

         Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other employee against any liability asserted against such person and incurred by such person in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify directors and officers against such liability. The Company has purchased an insurance policy that purports to insure the officers and directors against certain liabilities incurred by them in the discharge of their functions as officers and directors.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

Item 8. EXHIBITS.

         The exhibits listed on the Index of Exhibits on page II-6 of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 9. UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrar pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on the 12th day of December, 2000.

                                            TALK.COM INC.

                                            By:  /s/ Gabriel A. Battista
                                                ------------------------------
                                                Gabriel A. Battista
                                                Chairman of the Board, Chief
                                                Executive Officer and Director

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gabriel A. Battista and Aloysius
T. Lawn, IV, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments or supplements (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                          TITLE                                    DATE
                  ---------                                          -----                                    ----


      /s/  Gabriel A. Battista                  Chairman of the Board, Chief Executive Officer          December 13, 2000
---------------------------------------         and Director (Principal Executive Officer)
          Gabriel A. Battista


      /s/ Kenneth G. Baritz
---------------------------------------         President and Director                                  December 13, 2000
         Kenneth G. Baritz


     /s/  Edward B. Meyercord, III              Chief Operating Officer, Chief Financial                December 13, 2000
---------------------------------------         Officer and Treasurer (Principal Financial
      Edward B. Meyercord, III                  Officer)


    /s/  Janet C. Kirschner
---------------------------------------         Controller (Principal Accounting Officer)               December 13, 2000
        Janet C. Kirschner


   /s/  Mark S. Fowler
---------------------------------------         Director                                                December 13, 2000
        Mark S. Fowler


  /s/  Arthur J. Marks
---------------------------------------         Director                                                December 13, 2000
       Arthur J. Marks


  /s/   Ronald R. Thoma
---------------------------------------         Director                                                December 13, 2000
        Ronald R. Thoma

                                INDEX OF EXHIBITS


EXHIBIT NUMBER                               DESCRIPTION
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Exhibit 4.1       2000 Long-Term  Incentive Plan  (incorporated  by reference to
                  Exhibit 10.31 to Talk.com Inc.'s Registration Statement on Form S-4 (File No. 333-40980)).

Exhibit 5.1 Opinion of Aloysius T. Lawn IV, General Counsel and Secretary of Talk.com Inc. with respect to the validity of the Common Stock being registered.

Exhibit 23.1 Consent of BDO Seidman, LLP, independent certified public accountants.

Exhibit 23.2      Consent of Aloysius T. Lawn, IV (included in Exhibit 5.1).

Exhibit 24.1 Power of attorney of the directors and certain officers of the Company (included in the signature page of this Registration Statement at page II-5).